                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                                TRICO BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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


                                TRICO BANCSHARES
                    Notice of Annual Meeting of Shareholders
                                  May 20, 1997
                                    6:00 P.M.

To the Shareholders:

         The Annual Meeting of Shareholders of TriCo Bancshares, a California corporation (the "Company"), will be held on Tuesday, May 20, 1997, at 6:00 p.m., at the Park Plaza Branch of Tri Counties Bank located at 780 Mangrove Avenue, Chico, California, for the following purposes:




                1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 1997; and

                3. To consider such other business as may properly come before the meeting.

         The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

         Section 15 of the By-Laws of the Company provides for the nomination of directors as follows:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-Laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

         Only shareholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                       By Order of the Board of Directors,


                                            Douglas F. Hignell
                                            Secretary

Chico, California
April 23, 1997


         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 PROXY STATEMENT
                                       of
                                TRICO BANCSHARES
                             15 Independence Circle
                             Chico, California 95973


                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of TriCo Bancshares, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on March 24, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 1997, there were 4,641,623 shares outstanding of the Company's Common Stock (the "Common Stock"). This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 23, 1997.

         Holders of Common Stock are entitled to one vote for each share held except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by him or her multiplied by the number of directors to be elected and he or she may cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate or candidates' names have been properly placed in nomination prior to the voting and such shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively.

         Any person giving a proxy in the form accompanying this statement has the power to revoke or suspend it prior to its exercise. Such revocation may be effected by the person who has executed such proxy taking any one of the following actions: filing a written instrument revoking said proxy with the Secretary of the Company; filing with the Secretary at the Annual Meeting a duly executed proxy bearing a later date; or attending the Annual Meeting and electing to vote in person.

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

         Unless marked to the contrary, proxies shall be voted to elect the nominees to the Board of Directors named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         As of March 24, 1997, the only shareholder known by the Company to be the beneficial owner of more than 5 percent of the shares of the Company's Common Stock then outstanding was the TriCo Bancshares Employee Stock Ownership Plan and Trust (the "ESOP"). The following table gives stock ownership information for this five percent or greater shareholder, each current director of the Company and all executive officers and directors of the Company as a group:



                                              Stock Ownership                       Stock Ownership
                                               Not Including                        Including Stock
                                              Stock Owned as                       Owned as a Trustee
                                           a Trustee of the ESOP                      of the ESOP
                                      Amount of                              Amount of
                                        Shares           Percent of           Shares              Percent of
 Name and Address                    Beneficially          Shares          Beneficially             Shares
 Beneficial Owners                       Owned           Outstanding           Owned              Outstanding
 -----------------                   -------------     --------------      -------------          -----------
TriCo Bancshares                      340,451(1)              7.33          340,451(1)               7.33
Employee Stock Ownership
Plan and Trust
15 Independence Circle
Chico, CA 95973

Current Directors
Everett B. Beich                       35,239(2)(3)              *           35,239(2)(3)               *
William J. Casey                      224,439(2)(4)           4.81          224,439(2)(4)            4.81
Craig S. Compton                       42,537(2)(5)              *           42,537(2)(5)               *
Richard C. Guiton                      18,894(6)                 *           18,894(6)                  *
Douglas F. Hignell                     39,549(7)                 *          380,000(7)(14)           8.16
Brian D. Leidig                        39,066(8)                 *           39,066(8)                  *
Wendell J. Lundberg                   100,546(9)                            100,546(9)               2.16
                                                              2.16
Donald E. Murphy                      121,557(2)(10)          2.61          121,557(2)(10)           2.61
Rodney W. (Rick) Peterson             129,880(2)(11)          2.79          129,880(2)(11)           2.79
Robert H. Steveson                    199,540(12)                           539,991(12)(14)         11.39
                                                              4.21
Alex A. Vereschagin, Jr.               52,542(2)(13)          1.13          392,993(2)(13)(14)       8.44
All Current Directors and           1,041,646(15)            21.23        1,382,097(14)(15)         28.16
   Executive Officers as
   a group (15 persons)
-----------------------------

* Less than 1% of class.

(1) The ESOP provides that each of its participants shall be entitled to direct the ESOP Trustees as to the manner in which the shares allocated to the account of such participant are to be voted. As to shares which are not allocated to participants' accounts, the Advisory Committee shall direct the Trustees as to how to vote such shares. As of December 31, 1996, of the 340,451 shares held by the Trust, participants in the Plan were entitled to direct the voting of 340,451 shares. Of that total, 37,075 shares had been allocated to the accounts of executive officers of the Company.

(2) Includes 11,900 shares each for Messrs. Beich, Casey, Compton, Murphy, Peterson and Vereschagin for which options are exercisable as of May 18, 1997, under the Company's 1993 Non-Qualified Stock Option Plan (the "1993 Option Plan") (see "Compensation of Directors").

(3) Includes 1,809 shares held by Mr. Beich as custodian for his minor grandchildren, 622 shares owned by Mr. Beich's wife and 63 shares held by Mrs. Beich as custodian for her minor grandchildren.

(4)           Includes the 198,695 shares owned by Mr. Casey's  parents,  Donald
              J. and Audree Casey, as trustees of the Casey Family Trust, of which Mr. Casey is a beneficiary. Also includes 9,859 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan") (see "Compensation of Directors").

(5) Includes 11,344 shares held by Mr. Compton as Executor of the Estate of Gerald H. Compton. Also includes 7,409 shares for which options are currently exercisable under the 1989 Option Plan (see "Compensation of Directors").

(6) Includes 287 shares held by Guiton Pools Inc. Profit Sharing Plan for which Mr. Guiton is a trustee.

(7) Includes 14,701 shares held by Hignell & Hignell, Inc., of which Mr. Hignell is a partner. Also includes 4,443 shares for which options are currently exercisable under the 1989 Option Plan and 10,500 shares for which options are exercisable as of May 18,
              1997,   under  the  1993   Option  Plan  (see   "Compensation   of
              Directors").

(8) Includes 21,666 shares held by Parlay Investments, Inc., of which Mr. Leidig is President and Chief Executive Officer and 2,887 shares held by the Leidig Family Trust, of which Mr. Leidig is a beneficiary. Also includes 2,222 shares for which options are currently exercisable under the Company's 1989 Option Plan and 10,500 shares for which options are exercisable as of May 18,
              1997,   under  the  1993   Option  Plan  (see   "Compensation   of
              Directors").

(9) Includes 3,776 shares held by Mr. Lundberg as custodian for his minor children and 8,400 shares for which options are exercisable as of May 18, 1997, under the 1993 Option Plan (see "Compensation of Directors").

(10) Includes 9,730 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is Vice President, and 71,996 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust. Also includes 4,234 shares for which options are currently exercisable under the 1989 Option Plan (see "Compensation of Directors").

(11) Includes 23,948 shares held by Peterson Farming, Inc., of which Mr. Peterson is President, 6,588 shares held by PM Dusters, of which Mr. Peterson is President, 6,588 shares held by Rodrick Ranch, Inc., of which Mr. Peterson is Vice President, and 8,887 shares for which options are currently exercisable under the Company's 1989 Option Plan (see "Compensation of Directors").

(12) Includes 505 shares held by Mr. Steveson's wife, 11 shares held by Mr. Steveson's minor son and 17 shares held by Mr. Steveson's minor daughter. Also includes 27,773 shares for which options held by Mr. Steveson are currently exercisable under the Company's 1989 Incentive Stock Option Plan (the "1989 Incentive Plan"), 71,400 shares for which options are exercisable as of May 18, 1997, under the 1993 Option Plan and 29,863 shares allocated to Mr. Steveson's account in the ESOP (see "Executive Compensation").

(13) Includes 4,576 shares for which options are currently exercisable under the Company's 1989 Option Plan (see "Compensation of Directors").

(14)          Includes  340,451  shares  held  by  the  ESOP  of  which  Messrs.
              Steveson, Hignell and Vereschagin are trustees (37,075 shares of which have been allocated to the accounts of executive officers under the ESOP).

(15) Includes 265,753 shares for which options held by executive officers and directors are exercisable either currently or as of May 18, 1997, under the 1989 Option Plan, the 1989 Incentive Plan, the 1993 Option Plan and the Company's 1995 Incentive Stock Option Plan (the "1995 Incentive Plan").

             PROPOSAL NO. 1 -- ELECTION OF DIRECTORS OF THE COMPANY

         The By-Laws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the meeting and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). In addition, the By-Laws of the Company provide that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election.

         In the absence of instruction to the contrary, all proxies will be voted for the election of the following eleven (11) nominees recommended by the Board of Directors. All nominees are incumbent directors of the Company and its subsidiary, Tri Counties Bank (the "Bank"). If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the proxies may be voted in favor of any one or more of the eleven nominees named below to the exclusion of others, and in such order of preference as the Board of Directors may determine in its discretion. Except as set forth in this paragraph, the proxies solicited hereby may not be voted for the election of any person as a director who is not named in this Proxy Statement. Each person elected as a director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director:

                                                               Positions and Offices                  Director
                                           Age                      Held with the                     Since (1)
Nominee                                                               Company
Everett B. Beich                            70      Vice Chairman of the Board of Directors             1974
William J. Casey                            52      Director                                            1989
Craig S. Compton                            41      Director                                            1989
Richard C. Guiton                           63      Director                                            1994
Douglas F. Hignell                          54      Secretary and Director                              1975
Brian D. Leidig                             57      Director                                            1989
Wendell J. Lundberg                         66      Director                                            1974
Donald E. Murphy                            61      Director                                            1974
Rodney W. (Rick) Peterson                   70      Director                                            1990
Robert H. Steveson                          60      President, Chief Executive Officer and              1975
                                                    Director
Alex A. Vereschagin, Jr.                    61      Chairman of the Board and Director                  1974
-----------------------------

(1) Includes the period of time during which each director was a director of the Bank prior to the formation of the Company. Robert
              H. Steveson was elected as a director of the Company in 1981 and the remaining directors were elected in 1982.

         The following table sets forth certain information with respect to the executive officers of the Company and the Bank as of March 31, 1997:

                                                                                                      Executive
                                                          Positions and Offices Held with              Officer
                                                               the Company and/or the                 Since (1)
Name                                       Age                         Bank

Robert H. Steveson                          60      President, Chief Executive Officer and              1975
                                                    Director of both the Company and the Bank
Robert M. Stanberry                         57      Vice President and Chief Financial Officer          1991
                                                    of the Company and the Bank
Richard P. Smith                            39      Senior Vice President - Customer/Employee           1993
                                                    Support and Control of the Bank
Richard O'Sullivan                          40      Senior Vice President - Customer Sales &            1995
                                                    Service of the Bank
Craig Carney                                38      Senior Vice President and Senior Credit             1997
                                                    Officer of the Bank
-----------------------------

(1) Includes the period of time during which each executive officer served as an executive officer of the Bank prior to formation of the Company.

         Each of the executive officers serves on an annual basis and must be elected by the Board of Directors annually pursuant to the By-Laws of the Company.

         No executive officer or director nominee of the Company has any arrangement or understanding with any other person pursuant to which he or she was or is to be elected as an officer or director of the Company. Mr. Steveson is the father-in-law of Richard Smith. No other executive officer or director of the Company has any family relationship with any other executive officer or director of the Company. No director, officer or affiliate of the Company, any owner of record or beneficially of more than 5 percent of the Common Stock or any associate of any such person is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

         The principal occupations of each director nominee and executive officer during the past five years were as follows:

         Everett B. Beich is the President and owner of Beich Company, a real estate development company.

         William J. Casey has been a self-employed health care consultant since 1986. He serves on the Board of Summit Care Corporation of Burbank, California.

         Craig Carney became Senior Vice President and Senior Credit Officer on January 1, 1997. Prior to that Mr. Carney was employed by Wells Fargo Bank in various lending capacities from 1985 to 1996. His most recent position with Wells Fargo was as Vice President, Senior Lender Commercial Banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from April 1996 to his employment date of January 1, 1997.

         Craig S. Compton is President, General Manager and a pilot for AVAG, Inc., an aerial application business.

         Richard C. Guiton is President and General Manager of Guiton's Pool Center Inc., a swimming pool construction and supply company.

         Douglas F. Hignell is a principal, managing partner and/or officer of Hignell & Hignell Investments and Hignell & Hignell, Inc. and its subsidiaries, Hignell & Hignell Property Management and Hignell & Hignell Realtors, real estate development, management and brokerage concerns.

         Brian D. Leidig is President and Chief Executive Officer of Parlay Investments, Inc., a privately owned real estate development and investment company.

         Wendell J. Lundberg is the owner and operator of rice and grain farming operations in Richvale, California.

         Donald E. Murphy is Vice President and General Manager of J. H. McKnight Ranch, Inc.

         Richard O'Sullivan became Senior Vice President - Customer Sales & Service in April 1995. Prior to that, Mr. O'Sullivan served as Vice President and Manager of the Park Plaza Branch since June 1992. From 1984 to 1988, Mr. O'Sullivan served as Loan Officer and Assistant Manager at the Willows branch. He transferred to the Park Plaza branch first as a Loan Officer, then Assistant Manager until he was appointed Manager in June 1992.

         Rodney W. ("Rick") Peterson is a self-employed farmer, President of Peterson Farming, Inc., Vice President of Rodrick Ranch Inc. and President of P.
M. Dusters, Inc., an agricultural flying service.

         Richard Smith became Senior Vice President - Customer/Employee Support and Control in April 1995. Mr. Smith served as Vice President and Chief Information Officer of the Bank from November 15, 1994, to April 1995. He was Vice President - Supermarket Banking from June 1993 to November 1994. From 1992 to June 1993, Mr. Smith was Operations Manager at Lucky Fruit Produce. In 1991 Mr. Smith was a systems analyst for Safeway. From 1980 to 1991, Mr. Smith served as Executive Vice President of JC Produce Company.

         Robert Stanberry became Vice President and Chief Financial Officer of the Company and the Bank on July 1, 1993. Mr. Stanberry served as Controller of Tri Counties Bank from May 1990 to July 1993. From 1981 until March of 1989, Mr. Stanberry was treasurer and chief financial officer of Dole Nut Company, a food processing company. From March 1989 to March 1990, Mr. Stanberry was chief financial officer of Empire Financial Corporation, a paint manufacturer.

         Robert H. Steveson became President and Chief Executive Officer of the Bank in July 1975 and of the Company in October 1981.

         Alex A. Vereschagin, Jr. is a self-employed farmer; Secretary and Treasurer of Plaza Farms; a partner in the Talbot Vereschagin Ranch; and a partner in the Vereschagin Company, which engages in real estate rental.


Committees and Meetings of the Board of Directors

         The Board of Directors of the Company has established a standing Audit Committee of the Company and a standing Audit Committee of the Bank. The members of both Committees are Messrs. Murphy, the Chairman; Casey, Guiton, Lundberg, Peterson and Vereschagin. The Board of Directors of the Company has not established a standing Nominating Committee. For information on the Compensation Committee, please refer to the section entitled "Report by the Compensation Committee" contained herein.

         The Audit Committee of the Company met once during 1996. The Audit Committee of the Bank met four times during 1996. The functions of the Audit Committees of the Company and the Bank are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal audit and regulatory examinations, and to monitor the Company's and the Bank's financial and accounting organization and financial reporting.

         During the year ended December 31, 1996, the Board of Directors of the Company met on 11 occasions. The Board of Directors of the Bank held 18 meetings during the year ended December 31, 1996.

         Each director of the Company attended at least 75 percent of the meetings of the Board of Directors of both the Company and the Bank and the meetings of the committees of the Company on which such director served.


Compensation of Directors

         The directors of the Company receive no compensation for attendance at meetings of the Board of Directors of the Company or any committee thereof.

         During 1996, each director of the Bank was paid $1,000 per month for his services as a director, with the Chairman of the Board being paid $1,500 per month. The Chairman of the Audit Committee is paid $1,300 per month.

         Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Executive Deferred Compensation Plan (the "Plan") for the purpose of providing the directors of the Company and the key employees of the Company and the Bank (as are designated by the Company's Board of Directors) supplemental retirement benefits. The Plan is a non-qualified, unsecured and unfunded plan. The corporate after-tax costs of the Plan are defeased through corporate-owned life insurance on the lives of the participants.

         The Plan permits participants to make salary deferral contributions of any portion of their compensation. The amount to be deferred may not be less than $2,400 per calendar year (or $200 per month for any participant who participates in the Plan for less than a calendar year). The Plan permits the employer corporation to make discretionary contributions to a participant's account and requires the employer corporation to credit to each participant's account on the last day of each year an amount equal to the difference between the amounts the corporation would have contributed for the benefit of the participant under either the ESOP Plan or the Profit Sharing Plan (the "Qualified Plans") if no deferrals had been made under this Plan and the amounts actually contributed to the Qualified Plans for such participant (the "Qualified Plan Make-Up Credit"). No discretionary employer contributions have been made to date.

         Accounts are to be credited monthly with interest based on the average daily balance of the account for such month at a rate equal to three percentage points greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding month. All of the participant's deferred compensation and interest thereon is 100 percent vested. Discretionary contributions and the interest thereon vest at a rate determined by the Board of Directors. Qualified Plan Make-Up Credits and interest thereon vest at a rate equal to the vesting of amounts received under the underlying Qualified Plans.

         In addition, effective September 1, 1987, the Bank adopted the Tri Counties Bank Supplemental Retirement Plan for Directors for the purpose of providing supplemental retirement benefits to the directors of the Company and the Bank who have achieved "Director Emeritus" status.

         Any outside director of the Company or the Bank who has served as a director for at least ten years is eligible to participate. The benefits are payable upon the termination of service by a director as a member of the Board of Directors, provided the director has served on the Board for at least ten full years. The amount of the supplemental retirement benefit is equal to 15 times the amount of the retainer fee paid to the director in his final year of service with the Board of Directors, which benefits are paid in 15 equal annual installments. The Plan is a nonqualified, unsecured and unfunded plan.

         At the 1989 Annual Meeting, the shareholders of the Company approved the grant of options to the twelve directors elected at that meeting under the 1989 Option Plan. Each of the twelve directors received options for 11,109 shares of the Company's Common Stock. The options in the aggregate were for 133,308 shares. The option price for shares subject to options is $7.43 per share. Options for 20 percent of the total granted under the 1989 Option Plan vested one year from the date of grant and an additional 20 percent vested each year thereafter until 100 percent vesting was achieved; the options are also all immediately exercisable in the event of a change in the ownership of 25 percent or more of the stock of the Company or the Bank. The options will terminate 10 years from the date of grant. One of the directors receiving options under the 1989 Option Plan, Mr. Wayne Meeks, has since died after options for only 2,222 shares had vested. Mr. Meeks' options for the remaining 8,887 shares were available for grant again and were granted at the 1991 Annual Meeting of Shareholders to Mr. Peterson (who was not a director at the time of the original grant of options in 1989). Also, Mr. Robert J. Stern died after only 4,444 shares had vested. Mr. Stern's options for the remaining 6,665 shares remain unvested.

         At the 1993 Annual Meeting, the shareholders of the Company adopted the 1993 Option Plan and granted options for 14,000 shares of the Company's Common Stock to each director elected at that meeting, except Mr. Steveson, who was granted options for 84,000 shares.

         Each director is entitled to exercise options for 10 percent of the total granted to such director at any time until such options expire. If the director is still an employee or director of the Company on the following anniversaries of the date the 1993 Option Plan was approved by the shareholders of the Company, an additional percentage of the total number of options granted to such director will vest and be eligible for exercise at a time thereafter until they expire as provided below. At such time as a director is no longer a director, officer, or employee of the Company for any reason, all options not vested in accordance with the following schedule shall terminate:
                                                             Percent of
                            Anniversary of                  Total Options
                            Effective Date                     Vesting
                            ---------------                    -------
                             May 18, 1994                        15%
                             May 18, 1995                        20%
                             May 18, 1996                        20%
                             May 18, 1997                        20%
                             May 18, 1998                        10%
                             May 18, 1999                        5%

         The option price for shares subject to options is $7.86 per share and the option price must be paid to the Company at the time of exercise, in cash or in stock of the Company having a fair market value equal to the purchase price and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased. All unexercised options shall expire on May 18, 2003.

         No option granted under either the 1989 or 1993 Option Plan is transferable other than by a will of the director or by the laws of dissent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an option shall be exercisable only by a director or by the director's attorney-in-fact or conservator.


Executive Compensation

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer, and the two other executive officers earning in excess of $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                                            SUMMARY COMPENSATION TABLE
                                                                                          Long-Term
                                                          Annual Compensation           Compensation
                                                                                           Awards
                                                                                  Number of
  Fiscal                                                                            Stock        All Other
   Year       Name              Principal Position       Salary(1)    Bonus      Options (2)     Comp.(3)
  ------    --------           --------------------      ---------    ------    -------------    --------
   1996     Robert H.          President, CEO, and       $395,004    $105,669            -0-      $15,311
   1995     Steveson           Director of the            369,996      87,916            -0-       10,994
   1994                        Company and Bank           350,000      95,085            -0-       10,951
   1996     Richard P. Smith   Senior Vice President       90,000      17,122         10,000        7,200
   1995                        of the Bank                 82,371         -0-         12,500        6,060
   1994                                                    65,520         -0-            -0-        4,784
   1996     Richard            Senior Vice President       90,000      17,000         10,000        6,445
   1995     O'Sullivan         of the Bank                 60,164         -0-         12,500        4,410
   1994                                                    49,500      11,787            -0-        3,614
-----------------------------

(1) The Named Executive Officers received other personal benefits from the Company in the form of payments made by the Company for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use of a Company owned automobile. Also, each of the Named Executive Officers received a membership to the Butte Creek Country Club. The total amount of such compensation did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for each of the Named Executive Officers.

(2) All stock options listed in this section were grants pursuant to the 1993 Option Plan and/or the 1995 Incentive Plan, as adjusted for stock dividends.

(3) All compensation under this section is comprised of two components: (a) compensation from Company contributions to the ESOP (the amount in a participant's account generally vests over a seven-year period); and (b) interest credits on deferred compensation in 1996 pursuant to the Supplemental Executive Retirement Plan that are considered by the Securities and Exchange Commission to be at above-market rates.

         The 1989 Incentive Plan was adopted by the Board of Directors and the shareholders of the Company at the same time that the 1989 Option Plan was adopted. Options for 88,872 shares were granted to executive officers and other key employees of the Company under the 1989 Incentive Plan. Options granted under the 1989 Incentive Plan have the same vesting schedule, option price and period before termination as options granted under the 1989 Option Plan. Under the 1989 Incentive Plan, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year, and options cannot be granted to directors who are not also employees of the Company or its subsidiary. The 1989 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code.

         At the 1993 Annual Meeting, the shareholders of the Company approved the grant of options to executive officers and other key employees under the 1993 Option Plan, in addition to the options granted to directors as described above. See "Compensation of Directors." Options for 172,200 shares were granted to executive officers and other key employees who are not directors of the Company under the 1993 Option Plan. The vesting schedule, option price and period before termination of options granted to executive officers and other key employees under the 1993 Option Plan are the same as for options granted to directors under the 1993 Option Plan.

         In 1995,  the  Board  of  Directors  of the  Company  adopted  the 1995
Incentive   Plan.  The  1995  Incentive  Plan  was  approved  by  the  Company's shareholders at the 1995 Annual Meeting of shareholders. There are 187,500 shares reserved under the 1995 Incentive Plan for which options may be granted to key employees of the Company. Options have been granted for 43,800 shares and options for an additional 143,700 shares are available for future grant.

         Pursuant to the terms of the 1995 Incentive Plan, no option may be granted for more than 10 years, the option price cannot be less than the fair market value of the Company's Common Stock on the date of grant, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year and the option price may be paid in cash or in Common Stock already owned by the Optionee at its fair market value. Directors who are not also employees may not be granted options under the 1995 Incentive Plan. The 1995 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code. Vesting schedules under the 1995 Incentive Plan are determined individually for each grant. Options granted in 1995 under the 1995 Incentive Plan vest according to the same schedule as those granted under the 1993 Option Plan. Options granted in 1996 under the 1995 Incentive Plan vest 20 percent upon date of grant and 20 percent per year for the following four years.

         The following table sets forth the number of shares for which options under the 1995 Incentive Plan were granted in 1996 to the Named Executive Officers, the percent of the total options granted to employees in 1996 such options represented, the exercise price, expiration date and the potential realizable value of such options assuming an annual appreciation of the Company's Common Stock of 5 percent and 10 percent, respectively.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                      Percent of
                                        total                                   Potential realizable value
                        Number of      options                                  at assumed annual rate of
                      shares under-   granted to    Exercise                    stock price appreciation     Grant Date
                      lying options   employees      price       Expiration          for option term         Fair Market
    Name                               in 1996      per share       Date                                       Value
    ----------       --------------   ---------    ----------    ----------     --------------------------   -----------
    Robert H.               0             0            ---            ---           ---            ---           ---
    Steveson
    Richard P.           10,000         50%          $18.38        6-25-06       $115,559      $292,850          $0
    Smith
    Richard              10,000         50%          $18.38        6-25-06       $115,559      $292,850          $0
    O'Sullivan


         The SEC rule regarding stock option disclosure requires a tabular presentation of the total number of stock options held by Named Executive Officers at year-end, distinguishing between options that are vested, meaning exercisable now, and unvested, which means becoming exercisable at various times in the future, and including the aggregate amount by which the market value of the option shares exceeds the exercise price at the end of the fiscal year. The stock options issued to the Chief Executive Officer and the other Named Executive Officers under the stock option Plans were granted for a period not to exceed ten years from the date of grant. For the 1989 Option and Incentive Plans, the option price is $7.43 per share which was the fair market value of the Common Stock of the Company at the date of grant as adjusted for subsequent stock dividends. Options granted under the 1989 Option and Incentive Plans are fully vested. The option price for the 1993 Option Plan is $7.86 per share. Ten percent of the options granted under the 1993 Option Plan vested immediately upon grant, and the remainder will vest at the rate of 15 percent on the first anniversary, 20 percent on each of the following three anniversaries, and 10 percent and 5 percent on the final two anniversaries. The option price for options granted in 1995 to the Named Executive Officers under the 1995 Incentive Plan is $13.40 per share. Ten percent of the options granted in 1995 to Named Executive Officers under the 1995 Incentive Plan vested immediately. The remaining options vest at the rate of 15 percent on the first anniversary date of the grant, 20 percent on each of the second, third and fourth anniversary dates, 10 percent on the fifth anniversary date and 5 percent on the sixth anniversary date. The option price for options granted in 1996 to the Named Executive Officers under the 1995 Incentive Plan is $18.38 per share. Twenty percent of the options granted in 1996 under the 1995 Incentive Plan vested immediately, and the remainder will vest 20 percent per year for the following four years.


                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                 Aggregated Option Exercises in Last Fiscal Year,
                                         and Fiscal Year-End Option Value
                             Number of        Value                                        Value of Unexercised
                          Shares Acquired    Realized       Number of Unexercised          In-the-Money Options
                            on Exercise        Upon             Options at FY-End              at FY-End(1)
              Name                           Exercise     Exercisable/Unexercisable      Exercisable/Unexercisable
Robert H. Steveson               0              0               82,373/29,400              $1,179,904/$408,454
Richard P. Smith                 0              0                5,125/17,375                $40,604/$128,562
Richard O'Sullivan               0              0                5,125/17,375                $40,604/$128,562
-----------------------------

(1)      Based on a fair market value of $21.75 per share as of December  31, 1996.

         The Company has no long-term incentive plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, and has no defined benefit or actuarial plan payable upon retirement.

Report by the Compensation Committee

         SEC rules require that the Company's Compensation Committee provide a report disclosing the specific rationale for the compensation paid to each Named Executive Officer in the last fiscal year and explaining the relationship of compensation paid to Company performance. This report is intended to provide shareholders a more sound basis for assessing how well directors are representing their interests.

         The Company's Compensation Committee establishes the compensation plans and specific compensation levels for the President and Chief Executive Officer. The Compensation Committee met once in 1996 and all Committee members were in attendance.

         The Compensation Committee believes that the Chief Executive Officer's compensation should be influenced by performance of the Company. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, elements of the compensation package, such as the 1989 Option Plan, the 1993 Option Plan and the 1995 Option Plan, are directly tied to Company performance. Stock options are granted primarily based upon the executive's ability to influence the Company's long-term growth and profitability. The Compensation Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized banks and bank holding companies and their performance.

         Mr. Steveson and the Bank are parties to an employment agreement, dated December 12, 1989 and amended April 9, 1991, effective as of January 1, 1991. This employment agreement is renewed for an additional five-year term on each November 1. As amended, the employment agreement provides that Mr. Steveson is paid a base annual salary of $415,000 for 1997 with annual increases thereafter as determined by mutual agreement between the Compensation Committee and Mr. Steveson. Mr. Steveson also receives an annual bonus equal to the greater of 1.5 percent of the Company's annual net profits after taxes or $79,000.

         Mr. Steveson also receives term life insurance equal to at least three times his base annual salary and coverage under any tax-qualified retirement plans and other benefit plans provided by the Bank in which he is eligible to participate. The Bank also provides Mr. Steveson with the use of a car.

         In the event Mr. Steveson is released from his duties for any reason other than cause as described under the employment agreement or if Mr. Steveson's duties change as a consequence of the merger or consolidation of the Bank or the transfer of all or substantially all of its assets, Mr. Steveson is entitled to receive the compensation to which he is entitled under the agreement for the rest of the term year plus five additional years. If Mr. Steveson had been released from his duties as of December 31, 1996, he would have been entitled to a payment of $2,370,000 under his Employment Agreement.

         The salaries for all other Company personnel are established by Mr. Steveson subject to review by the Compensation Committee. Mr. Steveson seeks to establish base salaries that are within the range of salaries for persons holding  similarly  responsible  positions  at  other  banks  and  bank  holding companies. In addition, he considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

         As with the CEO, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at exercise prices not less than the fair market value of the Company's common stock on the date of the grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. Mr. Steveson views stock options as an important component of its long-term performance-based compensation philosophy.

                                        Respectfully submitted:


                                        Brian D. Leidig

                                        Wendell J. Lundberg

                                        Robert H. Steveson

                                        Alex A. Vereschagin, Jr.,
                                        Chairman of the Compensation Committee


Compensation Committee Interlock and Insider Participation

         The Company and its subsidiaries has banking and other relationships in the ordinary course of business with its directors and their affiliates including loans to members of the Compensation Committee and their affiliates. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Mr. Robert Steveson, President and Chief Executive Officer of the Company serves on the Compensation Committee.


Company Performance

         The SEC rules state that a line graph performance presentation be provided comparing cumulative total shareholder return with a performance indicator of the overall stock market, like the Standard & Poors 500 Stock Index, and either a nationally recognized industry index or a registrant-constructed peer group index over a minimum period of five years, or since the Company went public. The following graph demonstrates a comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the Standard & Poors 500 Stock Index and SNL Securities' Index of Less than $1 Billion Independent Western Banks as of December 31 for each year presented.


                                TRICO BANCSHARES
                      Comparison of Cumulative Total Return
             TriCo Bancshares, Standard & Poor 500 Stock Index, and
   SNL Securities' Index of Less than $1 Billion Independent Western Banks(1)

                                                               Period Ending
Index                                    12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
TriCo Bancshares                          100.00    132.52    245.80    155.18    219.58    242.34
S&P 500                                   100.00    107.62    118.47    120.03    165.13    202.89
Less than $1B Independent Western Banks   100.00    104.57    134.41    127.26    176.18    280.15

-----------------------------

(1)           Source:  SNL  Securities.   This  index  was  taken  over  by  SNL
              Securities  from  Montgomery  Securities,  the latter of which has discontinued its preparation of the index.


Other Transactions

         The Bank has made, and expects to make in the future, loans in the ordinary course of its business to directors and executive officers of the Company and the Bank, and their associates, on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and such transactions did not, and it is believed will not, involve more than the normal risks of collectibility or present other unfavorable features. As of December 31, 1996, the balance due on loans to directors, officers and their affiliates was approximately $7,922,000 which represents approximately 13.0 percent of shareholders' equity of the Company on that date.

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, which served the Company as independent public accountants for the year ended December 31, 1996, has been selected by the Board of Directors of the Company as the Company's independent public accountants for the current year. If the firm should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. In the event ratification of the appointment of this firm is not approved by a majority of the shares present and voting, the Board of Directors will review its future selection of independent public accountants.

         Representatives from the accounting firm of Arthur Andersen LLP will not be present at the Annual Meeting of Shareholders.

         The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 1996, was mailed previously. Additional copies may be obtained by writing to: Douglas F. Hignell, Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DOUGLAS
F. HIGNELL, SECRETARY, TRICO BANCSHARES, 15 INDEPENDENCE CIRCLE, CHICO, CALIFORNIA 95973.


                             SHAREHOLDERS' PROPOSALS

         It is expected that the 1998 Annual Meeting of Shareholders of the Company will be held on May 19, 1998. Any proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's offices on or before December 21, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.


                             OTHER PROPOSED ACTIONS

         The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting.

                       By Order of the Board of Directors,



                                            Douglas F. Hignell,
                                            Secretary

Chico, California
April 23, 1997

                                TRICO BANCSHARES

             Solicited by the Board of Directors for Annual Meeting
                         of Shareholders, May 20, 1997

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 23, 1997, and revoking any proxy heretofore given, hereby constitutes and appoints Alex A. Vereschagin, Jr. and Robert H. Steveson, and each of them, with full power of substitution as attorneys and proxies to appear and vote all the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the PArk Plaza Branch of Tri Counties Bank located at 780 Mangrove Avenue, Chico, California, on Tuesday, may 20, 1997, at 6:00 p.m., or at any postponements or adjornments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjornments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

                               (To be continued and signed on the reverse side.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I. To elect as directors the nominees set forth: Everett B. Beich, William J. Casey, Craig S. Compton, Richard C. Guiton, Douglas F Hignell, Brian D. Leidig, Wendell J. Lundberg, Donald E. Murphy, Rodney W. (Rick) Peterson, Robert H Steveson, Alex A. Vereschagin, Jr.

     [ ] FOR ALL nominees listed above (except as indicated to the contrary below).

     [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

II. To approve the proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the 1997 fiscal year of the Company.

     [  ] FOR
     [  ] AGAINST
     [  ] ABSTAIN

III. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTE "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 FISCAL YEAR OF THE COMPANY. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

[  ] WE DO [  ] DO NOT EXPECT TO ATTEND THIS MEETING.


-------------
Date


---------------------
Signature


---------------------
Signature if Held Jointly

Please date and sign exactly as your name(s) appear. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE INT THE ENCLOSED POSTAGE-PAID ENVELOPE.